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                                                                    EXHIBIT 99.3

(MERIDIAN RESOURCE CORPORATION LOGO)                                        NEWS


                           MERIDIAN RESOURCE ANNOUNCES
                            SHARE REPURCHASE PROGRAM

Houston, Texas -- March 12, 2007--The Meridian Resource Corporation (NYSE: TMR) today announced that its Board of Directors has authorized a new share repurchase program. Under the program, the Company may repurchase in the open market or through privately negotiated transactions up to $5 million worth of Common Shares per year over the next three years. The timing, volume, and nature of share repurchases will be at the discretion of management, depending on market conditions, applicable securities laws, and other factors.

The share repurchase program is scheduled to begin sometime after April 1, 2007. The program does not require the Company to repurchase any specific number of shares and may be modified, suspended or terminated at any time without prior notice. The Company expects repurchases to be funded by available cash.

By instituting this share repurchase program, the Company is affirming its confidence and optimism for its future plans, as well as its commitment to shareholder value. The Company's strong balance sheet and good cash flow allows it to take advantage of the current low share price opportunity while at the same time continue to pursue attractive growth options. We believe that the repurchase of our shares could be an attractive investment for the Company and for its shareholders.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, Oklahoma, Kentucky and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic and other technologies to analyze prospects, define risk, target and complete high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has offices in Tulsa, Oklahoma as well as a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR".

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SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2005.
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                                                   FOR MORE INFORMATION CONTACT:
                             Lance L. Weaver at (281) 597-7125, lweaver@tmrx.com
                         The Meridian Resource Corporation Website: www.tmrc.com


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             1401 Enclave Parkway, Suite 300 o Houston, Texas 77077
                        o (281) 597-7000 o www.tmrc.com